Exhibit 12.2
                                                                       4/26/101

                               GULF POWER COMPANY

        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the six years ended December 31, 2000


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




                                                                               Year ended December 31,
                                                     -------------------------------------------------------------------------
                                                        1995         1996        1997         1998         1999         2000
                                                        ----         ----        ----         ----         ----         ----
                                                     ---------------------------Thousands of Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes        $126,879     $131,856     $124,428     $120,946     $119,576     $116,893
      AFUDC - Debt funds                                  187           58            5            0            0          440
                                                     ---------    ---------    ---------    ---------    ---------    ---------
         Earnings  as defined                        $127,066     $131,914     $124,433     $120,946     $119,576     $117,333
                                                     =========    =========    =========    =========    =========    =========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                      $ 23,294     $ 24,691     $ 21,699     $ 19,718     $ 21,375     $ 22,622
   Interest  on interim  obligations                    2,931        2,071          891        1,190        2,371        2,804
   Amort of debt disc, premium  and expense, net        2,014        2,087        2,281        2,100        1,989        2,047
   Other interest  charges                              1,674        1,882        4,885        8,582        7,326        7,253
                                                     ---------    ---------    ---------    ---------    ---------    ---------
         Fixed charges as defined                      29,913       30,731       29,756       31,590       33,061       34,726
Tax  deductible   preferred  dividends                    156          156          156          112           20           20
                                                     ---------     --------     --------     --------     --------     --------
                                                       30,069       30,887       29,912       31,702       33,081       34,746
                                                     ---------    ---------    ---------    ---------    ---------    ---------
Non-tax  deductible  preferred  dividends               5,657        5,609        3,461          524          197          214
Ratio  of net income  before  taxes to net income    x  1.543     x  1.591     x  1.546     x  1.563     x  1.606     x  1.586
                                                     ---------    ---------    ---------    ---------    ---------    ---------
Pref  dividend  requirements  before  income  taxes     8,729        8,924        5,351          819          316          339
                                                     ---------    ---------    ---------    ---------    ---------    ---------
Fixed  charges  plus  pref  dividend  requirements   $ 38,798     $ 39,811     $ 35,263     $ 32,521     $ 33,397     $ 35,085
                                                     =========    =========    =========    =========    =========    =========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                    3.28         3.31         3.53         3.72         3.58         3.34
                                                        =====        =====        =====        =====        =====        ====
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